Exhibit 10.6

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 12, 2010, is entered into by and between MITCH OHLBAUM ("Seller") and GLOBAL GATE PROPERTY CORP., a Nevada Corporation ("Purchaser").

1.Sale of Shares. Seller hereby sells to Purchaser, and Purchaser hereby acquires from Seller, 51% of the shares of common stock (the "Shares") of MACOY CAPITAL PARTNERS, INC., a California corporation (the "Company"), duly endorsed for transfer or otherwise issued in the name of Purchaser, for the aggregate purchase price of Thirty-Five Thousand Dollars ($35,000) (the "Purchase Price"). Upon the consummation of the sale and purchase of the Shares, (a) Seller will own Four Hundred Ninety (490) shares of common stock of the Company, representing forty-nine percent (49%) of the total issued and outstanding shares of capital stock of the Company, and (b) Purchaser will own Five Hundred Ten (510) shares of common stock of the Company, representing fifty-one percent (51%) of the total issued and outstanding shares of capital stock of the Company. Each of Seller and Purchaser shall be entitled to elect one (1) director to the Company's Board of Directors.

2.Payment of Purchase Price. Following the execution of this Agreement, Purchaser shall pay the Purchase Price to Seller as follows: (a) Purchaser shall pay to Seller Ten Thousand Dollars ($10,000) within 60 days ("Payment Date"); and (b) Purchaser shall deliver to Seller Thirty-Three Thousand Three Hundred Thirty-Three (33,333) shares of common stock of Purchaser, which shares shall be represented by a stock certificate issued by Corporate Stock Transfer in the name of Seller (the "Payment Shares").

3.Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as of the date of this Agreement and the Payment Date (which representations and warranties survive the closing) as follows:

(a)            Power. Seller has all requisite power to enter into, execute and deliver this Agreement. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms.

(b)            Ownership. Seller is the owner of the Shares, with good and marketable title thereof, and by delivery of the certificate(s) representing the Shares to Purchaser, will transfer valid, good and marketable title to the Shares, free and clear of all liens, pledges, encumbrances, claims and rights of others attaching to the ownership thereof. All of the Shares are validly issued, fully paid and nonassessable. Other than Seller and Purchaser, there are no other stockholders of the Company.

4.Representations and Warranties of Seller Regarding the Company. Seller hereby represents and warrants to Purchaser as of the date of this Agreement and the Payment Date (which representations and warranties survive the closing) as follows:

(a)            Incorporation. The Company was duly incorporated and is validly existing and in good standing under the laws of the State of California.

(b)            Capital Stock. There are no warrants, stock options or other rights, debentures, bonds or any other type of securities of any kind issued or outstanding, preemptive or contractual, to purchase any shares of the capital stock of the Company, except Common Stock, no par value, of which 1,000 shares are authorized and 1,000 shares are issued and outstanding.

(c)            Business of the Company. Except as disclosed on Annex A attached hereto:

(i)The Company has no debts or obligations of any kind or nature whatsoever, secured or unsecured, contingent or absolute, present or past or of any other kind,

(ii) There are no federal or state income, withholding or other taxes due or owing,

(iii) The Company has no employment or other agreements, oral or written, presently in force,

(iv) There are no legal proceedings, judgments or investigations, pending,

contemplated or threatened against or affecting the Company,

(v) The Company owes no fees, salaries or expenses to any person or other entity, and

(vi) The Company has not engaged in any business operations other than as a  real estate brokerage firm.

(d)True Documents. All materials to be supplied to Purchaser by Seller are true, accurate and complete documents, including, but not limited to, the Certificate of Incorporation and Bylaws of the Company and any amendments thereto, the financial statements of the Company (copies of which are attached hereto), and all other documents.

5.Representations and Warranties by Purchaser. Purchaser represents and warrants to Seller as of the date of this Agreement and the Payment Date as follows:

(a)           Power. Purchaser has all requisite corporate power to enter into, execute and deliver this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

(b)           Investment Intent. Purchaser is acquiring the Shares for investment for its own account only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws or regulations.

(c)           Transfer Restrictions. Purchaser covenants that in no event will it sell, transfer or otherwise dispose of any of the Shares except in compliance with the Securities Act or applicable securities laws or regulations of any applicable state. Purchaser understands that the Shares have not been registered under the Securities Act or qualified under applicable state securities laws and are being sold herein subject to those restrictions.

(d)           Due Diligence. Purchaser acknowledges and agrees that it has had an opportunity to perform its own inspections, investigations and analysis concerning the Shares and the Company, and Purchaser has had all questions which have been asked by it satisfactorily answered by Seller. Accordingly, other than as expressly set forth herein, Purchaser agrees that Purchaser is purchasing the Shares on an "as is" basis based upon its own inspections, investigations and analysis. Purchaser further agrees and acknowledges that neither Seller nor the Company nor any agent or other representative of Seller or the Company has made any representation or warranty, express or implied, concerning the Shares, the Company or any rights to be acquired by Purchaser hereunder or which have induced Purchaser to execute this Agreement, except as expressly set forth herein.

(e)Payment Shares. The Payment Shares have been duly authorized and validly issued, fully paid and nonassessable, and free and clear of all liens, pledges, encumbrances, claims and rights of others attaching to the ownership thereof.

6.           Entire Agreement: Modification. This Agreement supersedes all prior discussions, negotiations and agreements between the parties with respect to the subject matter hereof and constitutes the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be modified or amended except by another agreement in writing signed by all of the parties hereto.

7.           Provisions Severable. If any provision or covenant of this Agreement is held by any court to be invalid, illegal or unenforceable, either in whole or in part, then such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of the remaining provisions or covenants of this Agreement, all of which will remain in full force and effect to the maximum extent allowed by law.

8.           Attorney's Fees. If any action at law or in equity, including arbitration, is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary court allowed disbursements in addition to any other relief to which such party may be entitled.

9.           Waiver. Failure of either party to insist on performance by the other in strict accordance with the terms and conditions of this Agreement will not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver and specifically referencing this Agreement.

10.           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

1 I .Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

12.Construction. The language in all parts of this Agreement will be construed, in all cases, according to its fair meaning and not for or against either party hereto. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

13.Successors and Assigns. No party shall assign this Agreement without first obtaining the written consent of the other parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

/s/ Mitch Ohlbaum
MITCH OHLBAUM

GLOBAL GATE PROPERTY CORP. a Nevada Corporation

By:	/s/ Gary S. Ohlbaum
Gary S. Ohlbaum
President and CEO

Consent of Spouse

The undersigned certifies that she is the spouse of Seller, and acknowledges that she has read this Agreement, whereby Seller has agreed to sell, transfer and, assign the Shares to Purchaser. This Consent confirms that the undersigned hereby consents to the sale/of the Shares to Purchaser by Seller, including her community property interest, if any, in the Shares, pursuant to the terms and conditions specified in this Agreement.

/s/ Jennifer Dion
Jennifer Dion

Additional Seller Disclosures

Pursuant to Section 4(c) of the Stock Purchase Agreement

None